   As filed with the Securities and Exchange Commission on December 21, 1995
                                                   Registration No. 33-_________
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                 BUSINESS RECORDS CORPORATION HOLDING COMPANY
              (Exact name of registrant as specified in charter)

                 Delaware                              75-1533071
        (State of incorporation)          (I.R.S. Employer Identification No.)

  1111 W. Mockingbird Lane, Suite 1400
              Dallas, Texas                               75247
(Address of principal executive offices)               (Zip Code)

               CLINICAL RESOURCE SYSTEMS, INC. STOCK OPTION PLAN
         CLINICAL RESOURCE SYSTEMS, INC. COMMON STOCK PURCHASE WARRANT
                            EXPIRING AUGUST 9, 1996
                           (Full title of the plans)

                                                     (With Copy To)
            Thomas E. Kiraly                      Jeffrey M. Sone, Esq.
  1111 W. Mockingbird Lane, Suite 1400     Arter, Hadden, Johnson & Bromberg
            Dallas, TX  75247                 1717 Main Street, Suite 4100
 (Name and address of agent for service)         Dallas, TX  75201-4605

  Telephone number, including area code, of agent for service:  (214) 688-1800

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                    Proposed        Proposed
                                                     maximum         maximum
                                     Amount         offering        aggregate        Amount of
Title of securities                   to be           price         offering       registration
to be registered                   registered       per share      price(2)(3)        fee(3)
-----------------------------------------------------------------------------------------------
Common Stock, $.10 par value         14,381(1)        (2)(3)        $508,742         $175.43
===============================================================================================

(1) The securities to be registered represent (i) 13,933 shares of Common Stock issuable under the CRS Stock Option Plan and (ii) 448 shares of Common Stock issuable upon the exercise of that Clinical Resource Systems, Inc. Common Stock Purchase Warrant Expiring August 9, 1996.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended: the maximum proposed offering price at which outstanding options under the Clinical Resource Systems, Inc. Stock Option Plan and Clinical Resource Systems, Inc. Common Stock Purchase Warrant Expiring August 9, 1996 may be exercised is $508,742 (14,381 shares of Common Stock).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

          Under the Clinical Resource Systems, Inc. Stock Option Plan, effective March 31, 1989 (the "CRS Option Plan"), Clinical Resource Systems, Inc., a Texas corporation ("CRS"), was authorized to issue options to purchase an aggregate of up to 600,000 shares of CRS Common Stock, $0.002 par value per share (the "CRS Common Stock"), to officers and employees of CRS. Pursuant to the terms of the CRS Option Plan, in the event that CRS should be the surviving corporation in any merger or consolidation, each outstanding stock option under the CRS Option Plan was deemed to pertain and apply to the securities to which a holder of the number of shares of CRS Common Stock subject to such stock option would have been entitled as a result of such transaction. Pursuant to the terms of that certain Clinical Resource Systems, Inc. Common Stock Purchase Warrant expiring August 9, 1996 (the "Warrant"), Dr. Robert G. McConnell, a director of CRS, was entitled to purchase up to 66,670 shares of the CRS Common Stock upon the exercise thereof. Pursuant to the provisions of the Warrant, after a merger of one or more corporations into CRS, the holder of the Warrant is entitled to receive, in lieu of the shares of the CRS Common Stock, that number of shares of stock or other securities or property to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of CRS Common Stock, equal to the number and class of shares as to which the Warrant was then so exercisable.

          Pursuant to the terms of an Agreement and Plan of Merger, dated July 25, 1995, among the Registrant, BRC Merger Corp., CRS and certain individuals (the "Merger Agreement"), BRC Merger Corp. was merged with and into CRS, CRS became a wholly owned subsidiary of the Registrant and each issued and outstanding share of the CRS Common Stock, was converted into the right to receive .03366091 shares of the Common Stock, $0.10 par value per share, of the Registrant. Immediately prior to such merger, options to purchase 414,000 shares of the CRS Common Stock were outstanding under the CRS Option Plan and the Warrant was exercisable as to 13,334 shares of the CRS Common Stock. Pursuant to the terms of the CRS Option Plan and the Warrant, as a result of the merger of BRC Merger Corp. with and into CRS, each of the individual holders of options or the Warrant, as the case may be, set forth below became entitled to receive, upon exercise of their respective options or Warrant, the number of shares of the Common Stock, $0.10 par value per share, of the Registrant (the "Company Common Stock") described opposite their name, in lieu of receiving the number of shares of the CRS Common Stock also set forth opposite their name.

                                                        NUMBER OF BUSINESS RECORDS
                          NUMBER OF CLINICAL RESOURCE       CORPORATION HOLDING
  NAME OF INDIVIDUAL         SYSTEMS, INC. SHARES             COMPANY SHARES
-----------------------   ---------------------------   --------------------------
Andrew Galewsky                      200,000                       6,732
Daniel Galewsky                      100,000                       3,365
Phyllis Guillory                       2,000                          67

Margot Clarke                          2,000                          67
Clyde Middleton, Jr.                  10,000                         336
Samuel E. Culotta                    100,000                       3,366
Robert G. McConnell                   13,334                         448

          Accordingly, the securities registered hereby represent (i) 13,933 shares of Company Common Stock issuable by the Registrant under the CRS Option Plan and (ii) 448 shares of Company Common Stock issuable by the Registrant upon the exercise of the Warrant.

          The remainder of the information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed by Business Records Corporation Holding Company (the "Registrant" or the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

          (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "1994 Form 10-K").

          (2) The Registrant's reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 as filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the most recent fiscal year covered by the 1994 Form 10-K described in (1) above.

          (3) The description of the Company's Common Stock contained in a Registration Statement on Form 8-A, filed under the Exchange Act on February 16, 1988, Registration No. 0-8615, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that the statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law empowers a Delaware corporation, including the Company, to indemnify its directors, officers, employees and agents under certain circumstances. The Company's Restated Bylaws ("Bylaws") provide that the Registrant shall indemnify such persons to the full extent authorized or permitted by law. The Bylaws further provide that the Registrant may purchase and maintain liability insurance on behalf of directors, officers, employees or agents of registrant, whether or not registrant would have the power to indemnify them against such liability under the provisions of law. Moreover, the Company's Certificate of Incorporation, as amended (the "Certificate"), provides that no director of registrant shall be personally liable to registrant or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. The Delaware General Corporation Law prohibits such limitation of liability for: (i) any breach of the duty of loyalty to registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under
Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases), or (iv) any transaction from which the director derived an improper personal benefit.

          The Registrant maintains an officers' and directors' liability insurance policy insuring registrant's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring registrant, under certain circumstances, in the event that indemnification payments are made by registrant to such officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.  EXHIBITS.

          See the Index to Exhibits following Part II this Registration
Statement.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertaking set forth in paragraph (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the annual report of the CRS Option Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934, if any) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas and State of Texas on the 18 day of December, 1995.

                         BUSINESS RECORDS CORPORATION HOLDING COMPANY
                         (Registrant)

                         By:  /s/     Thomas E. Kiraly
                            -------------------------------------------------
                                      Thomas E. Kiraly
                                      Chief Financial Officer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Thomas E. Kiraly as attorney and agent for the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities indicated on December 18, 1995.

     Signature                         Title
     ---------                         -----
/s/  P. E. Esping                      Chairman, Chief Executive Officer and
------------------------------------   Director (Principal Executive Officer)
     P. E. Esping

/s/  Thomas E. Kiraly                  Chief Financial Officer (Principal Financial Officer
------------------------------------   and Principal Accounting Officer)
     Thomas E. Kiraly

/s/  L.D. Brinkman                     Director
------------------------------------
     L.D. Brinkman

/s/  Robert E. Masterson               Director
------------------------------------
     Robert E. Masterson

/s/  David H. Monnich                  Director
------------------------------------
     David H. Monnich

/s/  Paul T. Stoffel                   Director
------------------------------------
     Paul T. Stoffel

                               INDEX TO EXHIBITS

Exhibit
Number    Description of Document
------    -----------------------
4.1       Clinical Resource Systems, Inc. Stock Option Plan (filed herewith)

4.2 Form of Clinical Resource Systems, Inc. Stock Option Agreement (filed herewith)

4.3       Clinical Resource Systems, Inc. Common Stock Purchase Warrant
          Expiring August 9, 1996 (filed herewith)

4.4       Agreement and Plan of Merger, dated as of July 25, 1995, among
          Business Records Corporation Holding Company, BRC Merger Corp.,
          Clinical Resource Systems, Inc. and certain individuals (filed herewith)

5.1 Opinion of Arter, Hadden, Johnson & Bromberg (including their consent listed as Exhibit 24.1 to this Registration Statement) (filed herewith)

23.1 Consent of Arter, Hadden, Johnson & Bromberg (included in their opinion filed as Exhibit 5.1 to this Registration Statement)

23.2 Consent of Price Waterhouse LLP, independent accountants (filed herewith)

24.1 Power of Attorney (filed on the signature page, Page II-4 to this Registration Statement)